EQ Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 06/30/2015
Registrant CIK:  0001027263
FILE NUMBER: 811- 007953
 74V.      Net asset value per share (to nearest cent)
Negative answer permitted in this field.

Portfolios GROUP  Class IA   Class IB   Class K

All Asset Aggressive-Alt 25 Portfolio EQAT  12.12 12.14
All Asset Aggressive-Alt 50 Portfolio EQAT  9.62 9.63
All Asset Aggressive-Alt 75 Portfolio EQAT  9.19 9.20
All Asset Growth-Alt 20 Portfolio EQAT 19.59 19.64 19.58
All Asset Moderate Growth-Alt 15 Portfolio EQAT  11.18 11.20
ATM International Managed Volatility Portfolio EQAT   10.12
ATM Large Cap Managed Volatility Portfolio EQAT   13.40
ATM Mid Cap Managed Volatility Portfolio EQAT   9.06
ATM Small Cap Managed Volatility Portfolio EQAT   12.99
AXA 2000 Managed Volatility Portfolio EQAT  19.64 19.77
AXA 400 Managed Volatility Portfolio EQAT  21.38 21.56
AXA 500 Managed Volatility Portfolio EQAT  19.32 19.48
AXA Aggressive Strategy Portfolio EQAT  12.99
AXA Balanced Strategy Portfolio EQAT 14.30 14.32
AXA Conservative Growth Strategy Portfolio EQAT  13.57
AXA Conservative Strategy Portfolio EQAT  11.93
AXA Global Equity Managed Volatility Portfolio EQAT 15.53 15.49 15.55
AXA Growth Strategy Portfolio EQAT 16.17 16.19
AXA International Core Managed Volatility Portfolio EQAT 9.93 9.94 9.94
AXA International Managed Volatility Portfolio EQAT  12.88 12.93
AXA International Value Managed Volatility Portfolio EQAT 12.55 12.56 12.57
AXA Large Cap Core Managed Volatility Portfolio EQAT 9.43 9.43 9.44
AXA Large Cap Growth Managed Volatility Portfolio EQAT 28.61 27.98 28.65
AXA Large Cap Value Managed Volatility Portfolio EQAT 15.81 15.77 15.83
AXA Mid Cap Value Managed Volatility Portfolio EQAT 15.72 15.59 15.74
AXA Moderate Growth Strategy Portfolio EQAT  15.52
AXA Natural Resources Portfolio EQAT  8.21 8.22
AXA SmartBeta Equity Portfolio EQAT  10.82 10.83
AXA Ultra Conservative Strategy Portfolio EQAT  10.37
AXA/AB Dynamic Moderate Growth Portfolio EQAT  12.12
AXA/AB Short Duration Government Bond Portfolio EQAT  9.88 9.92
AXA/AB Small Cap Growth Portfolio EQAT 21.26 20.09 21.29
AXA/AB Dynamic Growth Portfolio EQAT  9.89 9.89
AXA/Doubleline Opportunistic Core Plus Bond Portfolio EQAT  9.91 9.92
AXA/Franklin Balanced Managed Volatility Portfolio EQAT 10.32 10.33 10.33
AXA/Franklin Small Cap Value Managed Volatility Portfolio EQAT 15.34 15.36 15.36
AXA/Franklin Templeton Allocation Managed Volatility Portfolio EQAT 10.52 10.52
AXA/Goldman Sachs Strategic Allocation Portfolio EQAT  9.88 9.88
AXA/Horizon Small Cap Value Portfolio EQAT  10.07 10.08
AXA/Invesco Strategic Allocation Portfolio EQAT  9.89 9.89
AXA/Loomis Sayles Growth Portfolio EQAT 5.92 5.95 5.93
AXA/Lord Abbett Micro Cap Portfolio EQAT  11.72 11.72
AXA/Morgan Stanley Small Cap Growth Portfolio EQAT  10.77 10.77
AXA/Mutual Large Cap Equity Managed Volatility Portfolio EQAT 13.18 13.16 13.20
AXA/Pacific Global Small Cap Value Portfolio EQAT  8.84 8.84
AXA/Templeton Global Equity Managed Volatility Portfolio EQAT 11.89 11.89 11.90
EQ/BlackRock Basic Value Equity Portfolio EQAT 22.15 22.20 22.17
EQ/Boston Advisors Equity Income Portfolio EQAT 6.53 6.55 6.53
EQ/Calvert Socially Responsible Portfolio EQAT 12.92 12.74
EQ/Capital Guardian Research Portfolio EQAT 21.92 21.94 21.90
EQ/Common Stock Index Portfolio EQAT 26.70 26.55
EQ/Convertible Securities Portfolio EQAT  10.86 10.85
EQ/Core Bond Index Portfolio EQAT 10.02 10.04 10.04
EQ/Emerging Markets Equity PLUS Portfolio EQAT  9.11 9.12
EQ/Energy ETF Portfolio EQAT  7.96 7.97
EQ/Equity 500 Index Portfolio EQAT 35.79 35.62 35.81
EQ/GAMCO Mergers and Acquisitions Portfolio EQAT 13.28 13.22 13.36
EQ/GAMCO Small Company Value Portfolio EQAT 56.70 56.79 56.77
EQ/Global Bond PLUS Portfolio EQAT 9.00 8.98 9.03
EQ/High Yield Bond Portfolio EQAT  10.15 10.16
EQ/Intermediate Government Bond Portfolio EQAT 10.36 10.30 10.37
EQ/International Equity Index Portfolio EQAT 9.29 9.15 9.30
EQ/Invesco Comstock Portfolio EQAT 15.14 15.15 15.13
EQ/JPMorgan Value Opportunities Portfolio EQAT 16.03 16.07 16.05
EQ/Large Cap Growth Index Portfolio EQAT 12.92 12.61 12.93
EQ/Large Cap Value Index Portfolio EQAT 8.43 8.41 8.41
EQ/Low Volatility Global ETF Portfolio EQAT  10.52 10.53
EQ/MFS International Growth Portfolio EQAT 7.02 7.04 7.03
EQ/Mid Cap Index Portfolio EQAT 13.99 13.80 14.01
EQ/Money Market Portfolio EQAT 1.00 1.00
EQ/Morgan Stanley Mid Cap Growth Portfolio EQAT 18.19 17.96 18.32
EQ/Oppenheimer Global Portfolio EQAT 15.73 15.73
EQ/PIMCO Global Real Return Portfolio EQAT  9.61 9.62
EQ/PIMCO Ultra Short Bond Portfolio EQAT 9.85 9.86 9.86
EQ/Quality Bond PLUS Portfolio EQAT 8.56 8.53 8.57
EQ/Real Estate PLUS Portfolio EQAT  10.09 10.10
EQ/Small Company Index Portfolio EQAT 12.23 12.24 12.24
EQ/T. Rowe Price Growth Stock Portfolio EQAT 38.74 38.34 39.09
EQ/UBS Growth and Income Portfolio EQAT  10.35
EQ/Wells Fargo Omega Growth Portfolio EQAT 11.76 11.46 11.83
Multimanager Aggressive Equity Portfolio EQAT 46.30 45.47 46.32
Multimanager Core Bond Portfolio EQAT 9.85 9.87 9.85
Multimanager Mid Cap Growth Portfolio EQAT 10.21 9.74 10.33
Multimanager Mid Cap Value Portfolio EQAT 14.55 14.26 14.57
Multimanager Technology Portfolio EQAT 20.99 20.43 21.23